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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): November 12, 2004

                       INTERACTIVE SYSTEMS WORLDWIDE INC.

                         ------------------------------

             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                         ------------------------------
                 (State or Other Jurisdiction of Incorporation)




    000-21831                                        22-3375134
(Commission File Number)                   (IRS Employer Identification No.)



        2 Andrews Drive, West Paterson, NJ                        07424
     (Address of Principal Executive Offices)                   (Zip Code)


                                 (973) 256-8181
                         ------------------------------
              (Registrant's Telephone Number, Including Area Code)


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On November 12, 2004, Interactive Systems Worldwide Inc. ("ISWI" or the "Company") entered into a Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 (the "Purchase Agreement"), with certain institutional investors (the "Investors"), under which ISWI issued and sold to the Investors in a private placement $3.0 million of shares of Series B Convertible Preferred Stock ("Convertible Preferred Stock") and warrants (the "Warrants") to purchase 513,172 shares of common stock of the Company, par value $.001 per share (the "Common Stock").

         The shares of Convertible Preferred Stock are convertible into 977,470 shares of common stock at a conversion price of $3.07 per share, which conversion price is equal to 105% of a recent market price of the Common Stock (the "Closing Price"). Holders of the Convertible Preferred Stock are entitled to receive a 6% annual dividend, payable in cash or, subject to certain conditions, shares of Common Stock at the Company's option. ISWI may require that the holders of the Convertible Preferred Stock convert all or a portion of their outstanding shares of Convertible Preferred Stock into Common Stock under specified circumstances. The Warrants are exercisable at an exercise price of $3.36 per share, which share price is equal to 115% of the Closing Price and which are exercisable until November 12, 2009. The form of Certificate of Designations of the Convertible Preferred Stock is attached hereto as Exhibit
4.1 and the form of Warrant issued to the Investors is attached hereto as
Exhibit 4.2. The conversion price of the Convertible Preferred Stock and the exercise price of the Warrants are subject to anti-dilution adjustment under certain circumstances.

         The total number of shares of Common Stock that may be issued by the Company is dependent upon, among other things, whether the shares of Convertible Preferred Stock are converted or the Warrants are exercised, whether the dividends on the Convertible Preferred Stock are paid in cash or Common Stock and the market price of the Common Stock used in calculating any such payments, and whether or not the adjustment (anti-dilution) provisions of the Convertible Preferred Stock and/or Warrants come into effect.

         In connection with the private placement, the Company also entered into a Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2, with the Investors pursuant to which the Company agreed to prepare and file with the Securities and Exchange Commission by January 7, 2005 a registration statement covering the resale of shares Common Stock that are issuable upon conversion of the Convertible Preferred Stock and/or exercise of the Warrants, and/or issuable in payment of dividends on the Convertible Preferred Stock.

         A placement agent will receive a cash fee and warrants to purchase an aggregate of 102,740 shares of Common Stock at an exercise price of $3.50 per share, subject to anti-dilution adjustment under certain circumstances. A Letter Agreement relating to the engagement of such placement agent is attached hereto as Exhibit 10.3.

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         The above summary is not intended to be complete and is qualified in its entirety by reference to the detailed provisions in the securities and agreements which are attached hereto as exhibits.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         See Item 1.01 which is incorporated herein by reference.

         The ISWI securities issued to the Investors and the placement agent were issued in reliance upon an exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "Act") and the regulations issued thereunder. All Investors and the placement agent represented to ISWI that they were "accredited investors" within the meaning of the Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number               Description of Document
--------------               -----------------------


     4.1 Form of Certificate of Designations relating to the Series B Convertible Preferred Stock

     4.2            Form of Warrant issued to the Investors

     4.3            Form of Warrant issued to the placement agent

    10.1            Securities Purchase Agreement dated as of November 12, 2004

    10.2            Registration Rights Agreement dated as of November 12, 2004

    10.3 Letter Agreement, dated November 2, 2004, between the Company and the placement agent

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         INTERACTIVE SYSTEMS WORLDWIDE INC.
                                         (Registrant)




Date: November 18, 2004                  By:   /s/ Barry Mindes
                                              -------------------------------
                                               Barry Mindes
                                               Chief Executive Officer